EXECUTION COPY


                               EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of June 19th, 2000 by and between URSUS TELECOM CORPORATION, a Florida corporation (the "Company"), and JOHANNES SEEFRIED ("Seefried").

       In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1.        Term.  The Company hereby employs Seefried as the Chief
               -----
Financial Officer of the Company, and Seefried agrees to serve the Company as such, upon the terms and Conditions hereof for the period commencing on the date hereof and, unless Seefried's employment under the Agreement is otherwise terminated in accordance with the provisions hereof, ending on December 31, 2000.

     2.         Duties, (a) Seefried shall serve as the Company's Chief
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Financial Officer, with such duties and authority as are generally incident to such position. Seefried will hold such senior offices and/or such Directorships in the Company and/or any subsidiaries or affiliates of the Company to which, from time to time, he may be elected or appointed; provided that the offices to which Seefried may be so elected or appointed shall not be inconsistent with his duties and authority as aforesaid.

                         (b) Seefried agrees that he will devote substantially
all of his time and attention to the affairs of the Company and use his best efforts to promote the business and interests of the Company and that he will not engage, directly or indirectly, in any other business or occupation during the term of employment hereunder. It is understood, however, that the foregoing will not prohibit Seefried from engaging in personal investment activities for himself and his family that do not detrimentally interfere with the performance of his duties hereunder.

     3.       Compensation. The Company will pay Seefried an annual salary
              ------------
("Base Salary") at an annual rate of $200,000 for the calendar year 2000, payable in equal, bi-weekly installments in accordance with customary payroll practices for senior executives of the Company for all services to be rendered hereunder, including, without limitation, all services to be rendered by him as an officer and/or director of the Company and its subsidiaries and affiliates. In addition all existing benefits including medical benefits and the existing car allowance benefit shall remain in place until the end of the term of this employment agreement.

                In addition to the Annual Bonus described below, as an incentive to execute this employment agreement and in recognition of his successful closing of the Tail Wind Fund private placement agreement, the Board of Directors granted Seefried on May 24, 2000 twenty-five thousand (25,000) options on its common stock (of which up to $100,000 in value are

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eligible for a incentive stock option award), subject to shareowner approval of an increase in the number of shares in the Company Stock Option Plan, at a strike price of $10.25, vesting and exercisable on the grant date.

            Additional Financing Performance Bonus: Simultaneously with the execution of this employment agreement, the Company by resolution of the Compensation Committee of the Board of Directors hereby grant's Seefried a performance bonus of up to One hundred thousand (100,000) non-qualified stock options on its Common Stock at a strike price equal to the closing price on the date of signing of this agreement, subject to shareowner approval of an increase in the number of shares in the Company Stock Option Plan, based solely upon the Company obtaining any additional public or private financing or investment by May 31, 2001. Of such grant, Fifty-thousand (50,000) options shall be vested and exercisable on the closing of any financing or investment of up to and including Five Million dollars ($5,000,000). An additional Twenty five thousand (25,000) options shall be vested and exercisable on the closing of any financing or investment of over Five Million dollars ($5,000,000) up to and including Seven and one half million dollars ($7,500,000). An additional Twenty-five thousand (25,000) options, for a total of one hundred thousand (100,000) options, shall be granted if the Company obtains any additional financing or investment over Seven and one-half million dollars ($7,500,000). These options shall be vested and exercisable immediately upon closing of the additional financing or investment. Seefried agrees that he will use his best efforts to obtain such additional financing during his employment and the Company agrees that these options shall be issued to Seefried irrespective of whether he personally negotiated the financing arrangements or whether the additional financing occurred after his termination of employment for any reason, notwithstanding any other provision in this agreement to the contrary.

                 Employment Agreement Supercedes: To the extent that any provisions of this employment agreement conflict with or are inconsistent with any provision in the 1998 stock incentive plan of Ursus Telecom Corporation or any subsequently revised Company stock incentive plan, the provisions of this employment agreement shall control; and any inconsistent or conflicting provision of the Company's employee stock incentive plan shall be null and void.

                 Strategic Relationship Performance Bonus: In addition and simultaneously with the execution of this employment agreement the Company by resolution of the Compensation Committee of the Board of Directors hereby grants Seefried a performance bonus of Seventy-five thousand (75,000) non-qualified stock options on its Common Stock at a strike price equal to the closing price on the date of signing of this agreement, subject to shareowner approval of an increase in the number of shares in the Company Stock Option Plan, based solely upon the Company closing by May 31, 2001, any of the following strategic relationship agreements:

     A joint venture, and/or strategic alliance

     A partnering agreement

     An advertising contract or agreement


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     A revenue share agreement

     with any of following organizations:


*


These options shall be vested and exercisable immediately upon closing of an agreement with any of the above named entities. The Company agrees that these options shall be issued to Seefried irrespective of whether he personally negotiated the agreements with the specified organizations or whether the closing of such agreement occurred after his termination of employment for any reason, notwithstanding any other provision in this agreement to the contrary.

           Nothing contained herein shall prohibit the Board of Directors of the Company, in its sole discretion, from increasing the compensation payable to Seefried pursuant to this Agreement, by way of increased Base Salary, Annual Bonus, grant of options or warrants, or otherwise and/or making available to Seefried other benefits in addition to those to which he is entitled hereunder.

              4.      Expenses. Seefried shall be entitled to reimbursement by
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the Company, in accordance with the Company's policies then applicable to senior executives, against appropriate vouchers or other receipts for travel, entertainment and other business expenses reasonably incurred by him in the performance of his duties hereunder.

5.       Executive Benefits. Seefried shall be entitled to a paid vacation of
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4 weeks during calendar year 2000. Such vacation shall be taken at such time or times during the applicable year as may be determined by Seefried subject to the Company's reasonable business needs. Seefried shall be entitled to participate in, and receive benefits under, any pension, profit sharing, insurance, hospitalization, medical, disability, stock purchase, stock option, stock ownership or other employee benefit plan, program or policy of the Company that may be in effect at any time during the course of his employment by the Company and which shall be generally available to senior executives of the Company occupying positions of comparable status or responsibility, subject to the terms of such plans, programs or policies. Notwithstanding the foregoing, the Company may, in its sole discretion, at any time and from time to time, change or revoke any of its employee benefits plans, programs or policies and Seefried shall not be deemed, solely by virtue of this Agreement, to have any vested interest in the continuation of any such plans, programs or policies; provided, however, that nothing in this Agreement shall affect or impair any vested rights of Seefried under the terms of any such plan, program or policy.

     6.     Withholding. All payments required to be made by the Company
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hereunder to Seefried shall be subject to the withholding of such amounts relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.
-----------
*Confidential Treatment Requested. The redacted material has been separately filed with the Commission.
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     7.     Death: Permanent Disability. In the event of the death of Seefried
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during the term of this Agreement, this Agreement shall terminate. If during the term of this Agreement Seefried fails because of illness or other incapacity to perform the services required to be performed by him hereunder for any consecutive period of more than 120 days, or for shorter periods aggregating more than 180 days in any consecutive twelve-month period
(any such illness or incapacity being hereinafter referred to as a "permanent disability"), then the Company, in its discretion, may at any time thereafter terminate this Agreement upon not less than 10 days' written notice thereof to Seefried, and this Agreement shall terminate and come to an end upon the date se tforth in said notice as if said date were the termination date of this Agreement; provided, however, that no such termination shall be effective if prior to the date when such notice is given, Seefried's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

            If Seefried's employment shall be terminated by reason of his death or permanent disability, Seefried or his estate, as the case may be, shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination, (ii) a pro rata portion of any annual bonus which Seefried would otherwise have been entitled to receive pursuant to any bonus plan or arrangement for senior executives of the Company, (iii) options on the Company's Common stock awarded in accordance with the above paragraphs on the additional financing performance bonus or the strategic relationships performance bonus as designated in this employment agreement and (iv) subject to the terms thereof, any benefits that may be due to Seefried on the date of termination under the provisions of any employee benefit plan, program or policy.


             8.       Termination for Cause. The Company may at any time
                       --------------------
during the term of this Agreement, by written notice, terminate the employment of Seefried for cause, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall mean (i) any willful misconduct of Seefried in connection with the performance of any of his duties hereunder, including without limitation misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Company; (ii) willful failure, neglect or refusal to perform Seefried's material duties hereunder that is not cured within 20 days after the Company notifies Seefried thereof; (iii) breach of any material covenants contained in this Agreement that is not cured within 20 days after the Company notifies Seefried thereof; and (iv) conviction (or nolo contendere plea) in connection with a felony relating in any way to the business or affairs of the Company, or which would be required to be disclosed in any filing or report with the U.S. Securities and Exchange Commission. The determination of whether "cause" exists shall only be made at a meeting of the Board of Directors of which Seefried receives notice and an opportunity to address the Board on such matter. Termination for Cause shall be effective upon the giving of such notice and
Seefried shall be entitled to receive      (i)     any earned and unpaid salary
accrued through the date of termination
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and (ii) subject to the terms thereof, any benefits which may be due to Seefried on such date under the provisions of any employee benefit plan, program or policy. Seefried hereby disclaims any right to receive a pro-rata portion of any annual bonus with respect to the fiscal year in which such termination occurs.

     9.       Resignation for Good Reason. Seefried may at any time during the
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term of this Agreement, by written notice, terminate his employment for good reason, the reason to be specified in the notice. For purposes of this Agreement,
"good reason" shall exist if (i) the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by Seefried, or (ii) the Company shall diminish Seefried's title, duties, base salary or benefits.

      10.     Payments Upon Termination. If during the term of this Agreement,
              --------------------------
Seefried' s employment is terminated (i) by the Company without "cause" or
(ii) by Seefried for any "good reason," the Company shall pay to Seefried the Base Salary at the rate in effect at the time notice of termination is given, together with any applicable Annual Bonuses and benefits payable under the terms of this Agreement and other rights and benefits Seefried may have under employee benefits plans and programs of the Company in existence as of the date of such termination for the balance of the term of this Agreement In addition, the exercise period for all granted and vested unexercised options shall be extended for twelve (12) months following the date of Seefried's termination.

       11.     Payments Upon Change of Control. During the term of this
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Agreement, if there is a Change of Control (as hereinafter defined) and the
Company takes any action that would entitle Seefried to terminate his employment for "good reason," as such term is defined in Section 9 hereof (a "Triggering Event"), then Seefried may at his election, at any time within the term of this employment agreement terminate this Agreement (a "Voluntary Termination"), and Seefried shall be entitled to the following compensation, in addition to the other compensation and bonuses provided for herein:

                 (a) In lieu of any further salary payments to Seefried for periods subsequent to the date of Voluntary Termination, the Company shall pay as severance payment to Seefried, no later than the fifth day following the date of Voluntary Termination, a lump-sum severance payment of two years' base includible compensation, equal to the maximum tax deduction that the Company is eligible to receive under the applicable "golden parachute" regulations; and

                   (b) The Company shall provide Seefried with all employee benefits and programs of the Company that Seefried was entitled to receive or participate in immediately prior to the effective date of the Voluntary Termination for the twelve (12) month period following the date of such Voluntary Termination. In addition, the exercise period for granted and vested options shall be extended for twelve (12) months following the date of Seefried's termination.

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              For the purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

              (i) Any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as Amended (the"Exchange Act"), whether or not such Sections are applicable) is or becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as that term is used under Rules 13d-3 and 13d-5 under the Exchange Act, whether or not such rules are applicable, except that a "person" or
"group" shall be deemed to have "beneficial ownership" of all shares that he or it has the right to acquire, whether such right is exercisable immediately or only after the passage of time or otherwise), directly or indirectly through one or more intermediaries, of either 33% or more of the total voting power represented by all of the voting stock of the Company; or 33% of all of the outstanding common stock of the Company

             (ii) Directly or indirectly, a transfer, sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable), excluding any disposition to or among the Company and/or one or more of its subsidiaries; or

            (iii) Any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable) otherwise obtains the right or power (through any arrangement, contract, proxy or other means) to elect or designate a majority of the members of the Board of Directors of the Company then in office, without regard to whether such right or power is exercised or invoked and without taking into account the necessity of a special or annual stockholders meeting or the taking of other procedural actions to exercise or invoke such right or power.

        12.     Insurance. Seefried agrees that the Company, at its sole
                ---------
expense, may procure insurance on the life of Seefried, in such amounts as the Company may in its discretion determine, and with the Company named as the beneficiary under the policy or policies. Seefried agrees that upon request from the Company he will submit to a physical examination and will execute such applications and other documents as may be required for the procurement of such insurance.

        13.     Non-Competition: Solicitation, (a) Seefried agrees that during
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his employment with the Company he shall not, without the written consent of the
Company, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, option holder, lender of money, guarantor or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any business, firm, corporation or other entity within the State of Florida if it competes directly with any business operation conducted by the Company or its subsidiaries or affiliates or any successor or assign thereof, nor will he solicit any other person to engage in any of the foregoing activities. Participation in the management of any business operation other than in
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connection with the management of a business operation which is in direct competition with the Company or its subsidiaries or affiliates or any successor or assign thereof shall not be deemed to be a breach of this Section 13(a). The foregoing provisions of this Section 13(a) shall not prohibit the ownership by Seefried (as the result of open market purchase) of 5% or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or over-the-counter on the NASDAQ System.

           (b) Seefried will not, without the written consent of the Company, at any time during his employment with the Company and for a period of one year after Seefried leaves the Company's employ for any reason, solicit (or assist or encourage the solicitation of) any employee of the Company or any of its subsidiaries or affiliates to work for Seefried or for any business, firm, corporation or other entity in which Seefried, directly or indirectly, in any capacity described in Section 13 (a) hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position, except that this provision shall not affect Seefried's right, after the termination of his employment for any reason, to solicit those employees of the Company or its subsidiaries or affiliates with whom Seefried has had a business or personal association prior to the original commencement of Seefried's employment by the Company, to become associated with or work for an entity with which Seefried is then associated or working with, in compliance with the non-compete provisions of Section 13
(a) (e.g., for an employer not within the State of Florida).

      (c) If any of the covenants contained in this Section 13 or any part thereof is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by or the subject of such provision and/or the area covered thereby, then the court making such determination shall construe such restriction so as to thereafter be limited or reduced to be enforceable to the greatest extent permissible by applicable law.

     14.    Inventions, Etc. Seefried agrees that any and all systems, work-
            ----------------
in- progress, inventions, discoveries, improvements, compounds, formulae, patents, copyrights and trademarks, made or developed by him, solely or jointly with others, or otherwise, during the term of his employment by the Company, and which may be useful in or relate to any business of the Company and/or any subsidiary or affiliate of the Company shall be fully disclosed by Seefried to the Chief Executive Officer of the Company, and shall be the sole and absolute property of the Company, and the Company will be the sole and absolute owner thereof. Seefried agrees that at all times, both during his employment and after the termination of his employment, he will keep all of the same secret from everyone except the Company and its duly authorized employees and will disclose the same to no one except as required in good faith in the course of his employment with the Company, or by law, or unless otherwise authorized in writing by the Chief Executive Officer of the Company.

     15.    Patents. Seefried agrees, at the request of the Company, to make
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application in due form for United States Letters Patent and foreign Letters
Patent on any of such systems, inventions, discoveries, improvements, compounds and formulae referred to in Section 14 hereof, and to assign to the Company all of his right, title and interest in and to said inventions,
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discoveries, improvements, compounds, formulae and patent applications therefore or patents thereon, and to execute at any and all times any and all instruments, and to do any and all acts necessary, or which the Company may reasonably deem appropriate, in connection with such applications for Letters Patent, in order to establish and perfect in the Company the entire right, title and interest in and to said systems, inventions, discoveries, improvements, compounds, formulae and patent applications therefore, or in the conduct of any proceedings or litigation in regard thereto. It is understood and agreed that all costs and expenses, including but not limited to reasonable attorneys' fees, incurred at the request of the Company in connection with any action taken by Seefried pursuant to this Section 15, shall be borne by the Company.

        16.     Trade Secrets, Etc. Seefried agrees that he shall not, during
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or after the termination of this Agreement, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any confidential information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, equipment, client's prices or other confidential or secret aspect of the business of the Company and/or any subsidiary or affiliate, except as may be required in good faith in the course of his employment with the Company or by law, without the prior written consent of the Company, unless such information shall become public knowledge (other than by reason of Seefried's breach of the provisions hereof).


         17.     Acceptance.  Each of the Company and Seefried accepts all of
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the terms and provisions of this Agreement and agrees to perform all of the covenants to be performed hereunder.

         18.     Equitable Remedies. Seefried acknowledges that he has been
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employed for his unique talents and that his leaving the employ of the Company would seriously hamper the business of the Company and that the Company will suffer irreparable damage if any provisions of Sections 13, 14, 15 or 16 hereof are not performed strictly in accordance with their terms or are otherwise breached. Seefried hereby expressly agrees that the Company shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by Seefried and to secure enforcement of the provisions of Sections 13, 14, 15 or 16 hereof. Resort to such equitable relief, however, shall not constitute a waiver or any other rights or remedies that the Company may have.


     19.        Indemnification. Seefried shall be entitled to the fullest
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extent permitted by law to the benefit of indemnification of the assertion against Seefried of any liability, damages, losses or expenses, including reasonable attorneys' fees and costs, sustained by Seefried arising out of his performance of duties as an employee of the Company. This provision shall survive termination of this Agreement. The Company shall add Seefried as a covered officer under any insurance policy (including Directors' and Officers'

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insurance policies) that may be maintained by the Company covering the directors and officers of the Company acting in their capacity as such.
The Company will use its reasonable efforts to maintain such coverage for a period of at least two years after the termination of this Agreement.


         20.    Entire Agreement. This Agreement constitutes the entire
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agreement between the parties hereto and there are no other terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed valid unless by full performance of the parties hereto or by a writing signed by the parties hereto. No waiver by the Company or Seefried of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time. This Agreement supersedes and controls over all previous agreements between the Company and Seefried regarding his employment by the Company.

        21.    Severability. In case any provision in this Agreement shall be
               ------------
declared invalid, illegal or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        22.    Notices. All notices, requests, demands and other
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communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in the United States enclosed in a registered or certified post-paid envelope, return receipt requested, and addressed to the addresses of the respective parties stated below or to such changed addresses as such parties may fix by notice:

     If to the Company:

                       Ursus Telecom Corporation
                       440 Sawgrass Corporate Parkway
                       Suite 112
                       Sunrise, Florida 33325


     If to Seefried:

                       Johannes Seefried
                       ------------------
                       ------------------

provided, however, that any notice of change of address shall be effective only upon receipt.

      23.    Successors and Assigns. This Agreement is personal in its nature
             ----------------------
and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder
(except for an assignment or transfer by the Company to a successor as
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contemplated by the following proviso); provided, however, that the provisions
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hereof shall inure to the benefit of, and be binding upon, any successor of the
Company, whether by merger, consolidation, transfer of all or substantially all of the assets of the Company, or otherwise, and upon Seefried, his heirs, executors, administrators and legal representatives.

         24.    Governing Law. This Agreement and its validity, construction
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and performance shall be governed in all respects by the internal laws of the
State of Florida without giving effect to

any principles of conflict of laws. In any suit, action or proceeding arising
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out of or in connection with this Agreement, the prevailing party shall be
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entitled, as a part of the judgment therein, to an award of the reasonable
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attorneys' and other Professionals' fees and costs incurred in connection
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therewith.
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          25.    Headings. The headings in this Agreement are for convenience
                 ---------
of reference only and shall not control or affect the meaning or construction of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      URSUS TELECOM CORPORATION



                                    By:
                                        ----------------------
                                  Name:  Luca Giussani
                                 Title: Chief Executive Officer




                                        ----------------------------
                                        Johannes Seefried